EXHIBIT 23.4

[MILLER AND LENTS, LTD. LETTERHEAD]

CONSENT OF MILLER AND LENTS, LTD.

As oil and gas consultants, we hereby consent to the use of our name and our report dated October 24, 2003 in Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-17701.
MILLER AND LENTS, LTD.

By: /s/ CHRISTOPHER A. BUTTA
Christopher A. Butta
Senior Vice President

Houston, Texas
June 4, 2004